EXHIBIT 10.41

                            FOURTH AMENDMENT TO THE
                       AMGEN RETIREMENT AND SAVINGS PLAN
                AS AMENDED AND RESTATED EFFECTIVE APRIL 1, 1996


          The Amgen Retirement and Savings Plan As Amended and Restated Effective April 1, 1996 (the "Plan") is hereby amended, effective April 1, 1996, as follows:


     Section 22.2 of the Plan is amended to read in its entirety as follows:


          "22.2     Minimum Allocations.  For any Plan Year during which
     the Plan is a Top-Heavy Plan, the Company Contributions (exclusive of Qualified Nonelective Contributions and Qualified Matching Contributions) allocated to the Account of each Participant who is not a Key Employee, but who is an Employee on the last day of such Plan Year, shall not be less than the lesser of the following amounts:


               (a)  Three percent of his or her Top-Heavy Compensation;
                    or

               (b) A percentage of his or her Top-Heavy Compensation equal to the greatest allocation of Company Contributions and Participant Elected Contributions, expressed as a percentage of Top-Heavy Compensation, made on behalf of any Participant who is a Key Employee."

     To record this Fourth Amendment to the Plan as set forth herein, the Company has caused its authorized officer to execute this document this 20th day of October, 1997.


                                        AMGEN INC.



                                        By:  /s/ George A. Vandeman
                                             GEORGE A. VANDEMAN

                                        Title: Senior Vice President,
                                          General Counsel and Secretary









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